UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2015

PMC-Sierra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 239-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2015, Colin C. Harris, a named executive officer of PMC-Sierra, Inc. (the “Company” or “PMC”), announced his intention to retire from his positions as the Company’s Chief Operating Officer and General Manager (“GM”) of its Communications Business Unit (“CBU”) effective May 29, 2015.  PMC has designated Tom Sun, the General Manager of PMC’s Broadband Wireless Division to assume the GM role for CBU after a period of transition with Mr. Harris.  The Company does not intend to appoint a replacement Chief Operating Officer at this time.

Mr. Harris joined the Pacific Microelectronics Centre in 1989 before it combined with Sierra Semiconductor in 1992 to become what is now known as PMC-Sierra.  Mr. Harris’s employee badge number is #1.  The Company and its board of directors thank Mr. Harris for his profound contributions to PMC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel, Corporate Secretary

Date: March 31, 2015

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